Exhibit 99.1

Viveve Reports Third Quarter 2020 Financial Results and Provides Corporate Update

- Company shifts strategic focus to stress urinary incontinence

- Positive feasibility study and preclinical results advance clinical development program targeting treatment of stress urinary incontinence

- Near-term launch planned for U.S. pivotal PURSUIT trial

- Company to host conference call at 5:00 PM ET today

ENGLEWOOD, CO – November 12, 2020 – Viveve Medical, Inc. (NASDAQ: VIVE), a medical technology company focused on women's intimate health, today reported financial results for the quarter ended September 30, 2020, and will provide a corporate update on its scheduled conference call at 5:00 PM ET today.

During the third quarter of 2020, Viveve continued to experience the impact of the COVID-19 crisis on business operations, particularly in the U.S. Despite global pandemic challenges, significant clinical advances were achieved in the Company’s stress urinary incontinence (SUI) development program. The reported positive SUI feasibility study and preclinical results and the formation of a new world-class clinical advisory board have reinforced the Company’s SUI strategy and will support the upcoming U.S. pivotal PURSUIT trial.

Recent Business Highlights

●	Reported $1.5 million in total revenue for the third quarter of 2020 with a global installed base of 865 Viveve® Systems as of September 30, 2020;
●

Continued stringent organizational and operational measures to reduce costs and secured additional capital to strengthen the balance sheet to support the Company through the continuing COVID-19 crisis;

●	Developed a new sham treatment tip and conducted an in-vivo preclinical study that validates the use of the new sham tip in the upcoming pivotal PURSUIT trial in the U.S.;
●

Reported positive primary efficacy data from the SUI feasibility study demonstrating meaningful separation between the cryogen-cooled monopolar radiofrequency (CMRF) treatment arm and the new inert sham arm;

●	Received U.S. Food and Drug Administration (FDA) approval of the Investigational Device Exemption (IDE) to conduct the pivotal PURSUIT clinical trial for improvement of SUI in women;
●

Strengthened the Company’s intellectual property portfolio through the issuance of a new SUI method patent from the United States Patent and Trademark Office covering Viveve’s unique method of treatment to address SUI in women;

●	Launched a new Clinical Advisory Board of preeminent medical specialists in the field of urinary incontinence; and,
●

Appointed Sharon C. Presnell, Ph.D. to the Viveve board of directors and its audit committee. A valuable addition to the board, Dr. Presnell is a globally recognized expert in cellular pathology with proven leadership in technical and commercial strategy development. Her appointment also regains the Company’s compliance with the corporate governance requirements of the Nasdaq Stock Market.

“I am extremely pleased with the significant progress that has been achieved in the third quarter of this year. As we have transformed our strategy to focus on SUI, we have solidified the path of our clinical development program and enhanced our long-term commercial opportunities. The positive results from both the SUI feasibility study and the in-vivo preclinical study provide us with enhanced confidence that our upcoming pivotal PURSUIT trial can achieve its primary efficacy endpoint and position Viveve for a potential SUI indication in the United States,” said Scott Durbin, Viveve’s chief executive officer. “Although COVID-19 related restrictions continue to impact our organization and commercial opportunity, we remain dedicated to expanding our global installed base through our recurring revenue model and providing excellent service to our existing and new customers.”

Q3 2020 Financial Results

Revenue for the third quarter ended September 30, 2020 totaled $1.5 million from the global placement of ten Viveve Systems and worldwide sales of approximately 2,100 disposable treatment tips, compared to revenue of $1.1 million for the same period in 2019. As of September 30, 2020, the Company had an installed base of 865 Viveve Systems worldwide, 479 in the U.S. and 386 internationally.

Total operating expenses for the third quarter of 2020 were $3.6 million, down from $6.5 million for the same period in 2019. The decrease resulted from the Company’s organizational realignments, commercial team reduction, and additional cost-saving efforts implemented in response to the impact of the COVID-19 crisis during the second quarter of 2020.

Net loss attributable to common stockholders for the third quarter of 2020 was $4.8 million, or ($0.26) per share, compared to a net loss of $8.0 million, or ($13.51) per share, for the same period in 2019.

Cash and cash equivalents were $9.2 million as of September 30, 2020, compared to $8.5 million as of June 30, 2020.

Conference Call Information

The Company will host a conference call and webcast at 5:00 PM ET today. The conference call may be accessed by dialing 1-833-255-2833 (domestic) or 1-412-902-6728 (international) or via live webcast at https://services.choruscall.com/links/vive201112.html. Participants may also pre-register for the conference call at https://dpregister.com/sreg/10149583/dc45beb2a4.

A recording of the webcast will be on the Company’s investor relations website following the call at ir.viveve.com and available online for 90 days.

About Viveve

Viveve Medical, Inc. is a medical technology company focused on women’s intimate health. Viveve is committed to advancing new solutions to improve women’s overall well-being and quality of life. The internationally patented Viveve® System incorporates CMRF technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session. In the United States, the Viveve® System is cleared by the FDA for use in general surgical procedures for electrocoagulation and hemostasis. International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in more than 50 countries.

Viveve continues to advance its clinical development program in SUI. The positive topline results reported from the 3-arm feasibility study and the preclinical study outcomes are intended to support the pivotal PURSUIT trial initiation and strengthen its potential to achieve its primary efficacy endpoint. As announced on July 7, 2020, Viveve received FDA approval of its IDE application to conduct the multicenter, randomized, double-blinded, sham-controlled PURSUIT trial for improvement of SUI in women.

For more information visit Viveve’s website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the impact of the novel coronavirus termed COVID-19 on our clinical development and regulatory review and clearances and on the manufacturing, placements and patient utilization of our Viveve Systems, the performance of management and our employees, the outcome of our assessment of strategic alternatives, our ability to obtain financing, our evaluation of strategic alternatives, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

Investor Relations contacts:
Amato and Partners, LLC
Investor Relations Counsel
admin@amatoandpartners.com

Media contact:
Bill Berry
Berry & Company Public Relations
(212) 253-8881
bberry@berrypr.com

VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$9,200	$13,308
Accounts receivable, net	689	1,573
Inventory	4,591	4,861
Prepaid expenses and other current assets	1,764	2,447
Total current assets	16,244	22,189
Property and equipment, net	2,507	3,046
Investment in limited liability company	893	1,216
Other assets	282	526
Total assets	$19,926	$26,977
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$695	$1,608
Accrued liabilities	1,990	4,698
Note payable, current portion	664	-
Total current liabilities	3,349	6,306
Note payable, noncurrent portion	5,056	3,983
Other noncurrent liabilities	432	167
Total liabilities	8,837	10,456
Stockholders’ equity:
Capital stock and additional paid-in capital	226,160	214,432
Accumulated deficit	(215,071)	(197,911)
Total stockholders’ equity	11,089	16,521
Total liabilities and stockholders’ equity	$19,926	$26,977

VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenue	$1,524	$1,052	$3,532	$5,116
Cost of revenue	1,283	1,099	3,483	3,981
Gross profit (loss)	241	(47)	49	1,135

Operating expenses:
Research and development	884	1,449	3,745	6,831
Selling, general and administrative	2,761	5,032	10,476	17,188
Restructuring costs	-	-	-	742
Total operating expenses	3,645	6,481	14,221	24,761
Loss from operations	(3,404)	(6,528)	(14,172)	(23,626)
Modification of Series A and B warrants	-	-	(1,838)	-
Interest expense, net	(235)	(1,209)	(668)	(3,519)
Other expense, net	(41)	(51)	(159)	(133)
Net loss from consolidated companies	(3,680)	(7,788)	(16,837)	(27,278)
Loss from minority interest in limited liability company	(55)	(168)	(323)	(431)
Comprehensive and net loss	(3,735)	(7,956)	(17,160)	(27,709)
Series B convertible preferred stock dividends	(1,053)	-	(3,064)	-
Net loss attributable to common stockholders	$(4,788)	$(7,956)	(20,224)	$(27,709)

Net loss per share of common stock:
Basic and diluted	$(0.26)	$(13.51)	(1.47)	$(54.73)

Weighted average shares used in computing net loss per common share:
Basic and diluted	18,079,200	588,976	13,747,913	506,329

Note: All share and per share data has been adjusted to reflect the 1-for-100 reverse stock split which became effective after the Nasdaq Capital Market trading closed on September 18, 2019.